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                                 EXHIBIT 10.12
Expense Allocation Agreement between MEEMIC and ProNational Insurance Company dated July 1,1999


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                          EXPENSE ALLOCATION AGREEMENT

     This agreement is made and entered into effective as of the 1st day of July by and between ProNational Insurance Company and MEEMIC Insurance Company.

     RECITALS:

     ProNational Insurance Company ("ProNational") is a Michigan stock insurance company. The principal Business of ProNational is medical malpractice insurance for health care providers including physicians and clinics;

     MEEMIC Insurance Company ("MEEMIC") is a Michigan stock insurance company. MEEMIC offers personal lines insurance, primarily to educational employees and their immediate families in the State of Michigan;

     ProNational and MEEMIC have determined that they can most efficiently and economically operate by combining certain portions of their operations;

     ProNational and MEEMIC desire to establish a method to allocate certain expenses for purposes of statutory and financial reporting.

     AGREEMENT:

     In view of the foregoing recitals and based upon the mutual undertaking set forth in this Agreement, ProNational and MEEMIC agree as follows:

     1. DEFINITIONS: As used in this Agreement, the following terms shall have the following meaning:

     "Direct Expense" means an expense arising from services performed by a person or entity other than ProNational or MEEMIC that can readily be identified as applicable to one company only. Examples of direct expenses are agent's commissions, premium taxes, Board of Directors fees and attorney fees for services that relate only to one company.

     "Indirect Expenses" means expenses arising from services performed at ProNational or MEEMIC, or by outside vendors, where such services are performed for the benefit of both companies and are not separately invoiced. Examples of such services are salaries, benefits and expenses of staff from various departments such as administration, information systems and vendor services.

     2. ALLOCATION OF DIRECT EXPENSES:

     Direct Expenses shall be allocated to the company incurring such expenses.


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     3. ALLOCATION OF INDIRECT EXPENSES:

     Indirect Expenses shall be allocated during each accounting period on a closely estimated basis. For purposes of developing this estimate, reference will be made primarily to the relationship of the amount of time an employee devotes to performing services on behalf of each company. For developing this estimate with respect to outside vendors, reference will be made primarily to the time or services rendered by the vendor on behalf of each company. Use of outside vendor services and allocation of their costs shall be agreed upon in advance by MEEMIC and ProNational.

     With regard to MEEMIC's President and CEO, Kevin Clinton's salary, bonus, benefits, etc., 80% will be allocated to MEEMIC and 20% will be allocated to ProNational. With regard to MEEMIC's Chief Information Officer, William Sabados' salary, bonus, benefits, etc., 60% will be allocated to MEEMIC and 40% will be allocated to ProNational. With regard to Shareholder Relations Manager, Lori Beachnau's salary, bonus, benefits, etc., 50% will be allocated to MEEMIC and 50% will be allocated to ProNational.

     4. SETTLEMENT PROVISION:

     Allocation of expenses will be settled on a quarterly basis.

     5. TERM OF AGREEMENT:

     The original term of this Agreement shall be July 1, 1999 through December 31, 1999, inclusive. Unless amended or modified by the parties, this Agreement shall continue in force for subsequent calendar years.

     6. AMENDMENT:

         This Agreement cannot be amended except in writing signed by an authorized representative of ProNational and MEEMIC.

     7. SEVERABILITY:

     If any part of this Agreement shall be held invalid for any reason (based upon any applicable insurance statute, rule or regulation or otherwise is disapproved by a governing Insurance Department) such invalidity shall not affect any part of this Agreement and the other parts of this Agreement shall remain in full force and effect.


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The parties have entered into this Agreement effective as of the date first written above.

ATTEST:                                     ProNational Insurance Company
/s/  Kathryn A. Neville                          /s/  William S. Baxter
__________________________                  By:___________________________
                                                Chief Financial Officer

                                            Its:___________________________

ATTEST:                                     MEEMIC Insurance Company
/s/  Christine C. Schmitt                     /s/  R. Kevin Clinton
_________________________                   By:___________________________
                                                       President

                                            Its:___________________________